AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of October 14, 1997 (the "Agreement"), by and among U.S. RESTAURANT PROPERTIES MASTER L.P., a Delaware limited partnership (the "Partnership"); U.S. RESTAURANT PROPERTIES, INC., a Maryland corporation (the "Company"); USRP ACQUISITION, L.P., a Delaware partnership and an indirectly wholly-owned subsidiary of the Company (the "Acquisition Subsidiary"); USRP MANAGING, INC., a Delaware corporation and wholly-owned subsidiary to the Company and general partner of the Acquisition Subsidiary (the "General Partner") and QSV PROPERTIES, INC., a Delaware corporation and the managing general partner of the Partnership ("QSV").

                                    RECITALS

         WHEREAS, Boards of Directors of QSV and of the Company have determined that it is in the best interests of the Partnership and the Company, respectively, to effect the merger provided for herein (the "Merger") upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Company will have ownership rights in the assets of the Partnership pursuant to this Agreement, and in accordance therewith, the Company has caused to be formed and organized the General Partner and the Acquisition Subsidiary; and

         WHEREAS, all partnership and corporate action, as applicable, on the part of the parties hereto necessary to authorize the execution of this Agreement has been duly taken.

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       THE MERGER; EFFECTIVE TIME

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), in order to effect the Merger, the Acquisition Subsidiary shall be merged with and into the Partnership and the separate existence of the Acquisition Subsidiary shall thereupon cease. The Partnership shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity"), the General Partner will be substituted as managing general partner of the Partnership and, as a result, the Partnership shall become an indirectly wholly-owned subsidiary of the Company and shall continue to be governed by the laws of the State of Delaware. The separate existence of the Partnership with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall be pursuant to the provisions of and shall have the effect provided in the Delaware Revised Uniform Limited Partnership Act (the "Delaware RULPA").

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         1.2  Effective  Time.   Provided  that  this  Agreement  has  not  been
terminated or abandoned pursuant to Section 9 hereof, on the first business day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 8 hereof shall be fulfilled or waived, or on such later date as the Partnership and the Company may agree, a certificate of merger (the "Certificate of Merger") with respect to the transactions contemplated hereby shall be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 211 of the Delaware RULPA and the Merger provided for herein shall become effective at 11:59 p.m. on the date of such filing or such other time and date as is set forth in the Certificate of Merger (the "Effective Time").

2.       PARTNERSHIP AGREEMENT OF THE SURVIVING ENTITY

         The partnership agreement of the Partnership in effect at the Effective Time shall be the partnership agreement of the Surviving Entity, until duly amended in accordance with the terms thereof and the Delaware RULPA.

3.       EFFECT OF THE MERGER ON PARTNERSHIP INTERESTS

         3.1 Effect on Partnership Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any partnership interest in the Partnership or the Acquiring Subsidiary:

                  (a) Each unit representing an assignment of limited partnership interest in the Partnership (the "Units") issued and outstanding immediately prior to the Effective Time (an aggregate of 8,354,354 Units) shall be exchanged for and converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Company (the "Common Stock") (or an aggregate of 8,354,354 shares). Each certificate representing any such Units (the "Certificates") outstanding immediately prior to the Effective Date shall thereafter represent the right to receive a certificate representing a like number of shares of Common Stock. All Units shall no longer be outstanding and shall be cancelled and returned and shall cease to exist;

                  (b) QSV's 1%  Percentage  Interest,  as  defined  in the Third
         Amended and Restated Agreement of Limited Partnership of the Partnership dated as of June 27, 1997 (the "Partnership Agreement"), shall be exchanged for and converted into 84,388 shares of Common Stock and the right to receive a certificate representing such Common Stock.

                  (c) At the Effective Time, the options (the "Options") granted to QSV as of March 24, 1995 that remain unexercised and outstanding as of the Effective Time shall remain outstanding following the Effective Time. At the Effective Time, the Options shall, by virtue of the Merger and without any further action on the part of QSV or the Partnership, be assumed by the Company and shall be exercisable upon the same terms and conditions as under the agreement establishing the Options, except that each such Option shall be exercisable for shares of Common Stock in like amount to the number of Units for which the Options were exercisable immediately prior to the Effective Time.

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         3.2      Exchange of Units for Company Shares.

                  (a) Exchange Agent. As of the Effective Time, the Company shall deposit with American Stock Transfer & Trust Company (the "Exchange Agent"), for the benefit of holders of Units ("Unitholders"), for exchange in accordance with this Section 3, certificates representing the shares of Common Stock to be issued pursuant to
         Section 3.1 in exchange for outstanding Units.

                  (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Entity shall cause the Exchange Agent to mail to each Unitholder of record (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, in such form and including such other provisions as the Company may specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Company Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing a number of shares of Common Stock equal to the number of Units represented by the Certificate, the Certificate, and the Certificate so surrendered shall forthwith be cancelled. Declared but unpaid distributions on Units and partnership interests outstanding as of the applicable record date shall be the obligation of the Company and the Company hereby agrees to pay such distributions on the payment date specified in the resolutions of QSV authorizing such distributions. No interest will be paid or accrued on unpaid distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Units which is not registered in the transfer records of the Partnership, a certificate representing the proper number of shares of Common Stock may be issued to the transferee if the Certificate representing such Units is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid. If any certificate for shares of Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange (i) pay any transfer or other taxes required by reason of the exchange of certificates of shares of Common Stock in a name other than that of the registered holder of the Certificate surrendered or (ii) establish to the satisfaction of the Company that such taxes have been paid or are not applicable.

                  (c) Transfers. After the Effective Time, there shall be no transfers on the transfer books of the Partnership of the Units which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company for transfer, they shall be cancelled and exchanged for the number of shares of Common Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 3.

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                  (d) No Liability. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, a certificate representing the shares of Common Stock deliverable in respect thereof pursuant to this Agreement.

4. EFFECT OF MERGER ON PARTNERSHIP INTERESTS IN ACQUIRING SUBSIDIARY OUTSTANDING PRIOR TO THE EFFECTIVE TIME

         At the Effective Time, by virtue of the Merger, all partnership interests in the Acquiring Subsidiary outstanding immediately prior thereto (all of which, immediately prior to the Effective time, shall have been owned by the Company and the General Partner shall continue to be outstanding as interests in the Partnership.

5.       REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties of the Company, the General Partner and the Acquisition Subsidiary. The Company, the General Partner and the Acquisition Subsidiary hereby represent and warrant to the Partnership as follows:

                  (a) The Company and the General Partner are corporations and the Acquisition Subsidiary is a partnership duly formed, validly existing and in good standing under the applicable laws of its state of organization.

                  (b) All action on the part of the Company, the General Partner and the Acquisition Subsidiary and their respective officers, trustees, directors, stockholders and partners, as applicable, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company, the General Partner and the Acquisition Subsidiary hereunder and, in the case of the Company, the authorization, issuance and delivery of the shares of Common Stock has been taken or will be taken prior to the Effective Date, and this Agreement constitutes the valid and legally binding obligation of each of the Company, the General Partner and the Acquisition Subsidiary, enforceable against it in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditor's rights generally and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  (c)  Neither  the  Company,   the  General   Partner  nor  the
         Acquisition Subsidiary is in violation of or default under any provisions of its articles or certificate of incorporation, bylaws or partnership agreement, as applicable, or of any instrument, judgment, order, writ, decree or contract to which, it is a party or by which it is bound or, in any material respect, of any provision of any federal or state statute, rule or regulation applicable to it. The execution, delivery and performance of this Agreement and the consummation of the

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         transactions  contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or the giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, the General Partner or the Acquisition Subsidiary.

         5.2 Representations and Warranties of the Partnership. The Partnership hereby represents and warrants to the Company as follows:

                  (a) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

                  (b) All action on the part of the Partnership and its partners necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Partnership hereunder has been taken or, subject to obtaining the approval of Unitholders holding a majority of the outstanding Units, will be taken prior to the Effective Date, and this Agreement constitutes the valid and legally binding obligation of the Partnership, enforceable against it in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditor's rights generally and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  (c) The Partnership is not in violation of or in default under any provision of the Partnership Agreement or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, in any material respect, of any provision of any Federal or state statute, rule or regulation applicable to the Partnership. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or the giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any of the assets of the Partnership.

6.       COVENANTS

         6.1 Stock Exchange Listing. The Company shall use its best efforts to obtain an approval to list on the New York Stock Exchange, Inc. ("NYSE") the Common Stock to be issued in the Merger, subject to official notice of issuance, prior to the Effective Time.

         6.2 Unitholder Approval. The Partnership shall use its best efforts to obtain the approval of this Agreement by Unitholders holding a majority of the outstanding Units.


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         6.3  Indemnification.  Form and after the Effective  Time,  the Company agrees that it will indemnify and hold harmless, and advance expenses to, QSV and, as applicable, each officer, director, partner or other person controlling the QSV, and any affiliate of it, against any costs or expenses (including reasonable attorneys' fees), judgment, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated hereby, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law. In addition, the Company hereby assumes the Partnership's
indemnity   obligations   under  the  Partnership   Agreement  with  respect  to
liabilities to the foregoing individuals and entities arising out of actions or omissions occurring prior to the Effective Time.

7.       CONDITIONS

         7.1 Conditions to the Partnership's Obligation to Effect the Merger. The obligation of the Partnership to consummate the Merger is subject to satisfaction of each of the following conditions:

                  (a) This Agreement shall have been duly approved by Unitholders holding a majority of the Units outstanding as of April 30, 1997 (the "Record Date") in accordance with applicable law and the Partnership Agreement;

                  (b) No statute, rule or regulation shall have been enacted or promulgated by any governmental authority, nor shall there be any order or injunction of a United States or state court of competent jurisdiction in effect, which prohibits the exchange of Units for shares of Common Stock or the consummation of the Merger;

                  (c) The Partnership shall have received an opinion of counsel to the effect that the Merger will be treated as part of a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

                  (d) The Partnership shall have received a favorable letter ruling from the Internal Revenue Service as to treatment of the Merger as part of a transaction described in Section 351 of the Code;

                  (e) The shares of Common Stock issuable to the Unitholders pursuant to this Agreement shall have been approved for listing on the NYSE upon official notice of issuance; and

                  (f) Amendments to the Partnership Agreement to permit, among other things, the withdrawal of QSV as managing general partner of the Partnership, shall have been duly approved by Unitholders holding a majority of the Units outstanding as of the Record Date in accordance with applicable law and the Partnership Agreement, and a certificate of amendment effecting such amendments shall have been duly filed with the Secretary of State of the State of Delaware.

         7.2 Conditions to the Company's Obligation to Effect the Merger. The obligation of the Company to consummate the Merger is subject to satisfaction of the following conditions:

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


                  (a) No statute, rule or regulation shall have been enacted or promulgated by any governmental authority, nor shall there be any order or injunction of a United States or state court of competent jurisdiction in effect, which prohibits the exchange of the Units for Common Stock or consummation of the Merger; and

                  (b) The contribution of the management compensation rights of QSV under the terms of the Partnership Agreement and the partnership agreement of the Operating Partnership to the Operating Partnership shall have been effected.

8.       TERMINATION

         8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after approval by the Unitholders, by mutual written consent of the Company and the Partnership.

         8.2 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Section 8, no party hereto (or any of its directors, trustees, officers or partners, or persons otherwise controlling or affiliated with any of the parties hereto or any of their directors, officers or partners) shall have any liability or further obligation to any other party to this Agreement.

9.       MISCELLANEOUS AND GENERAL

         9.1 Modification or Amendment. Subject to the applicable provisions of the Maryland General Corporation Law and the Delaware RULPA, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by mutual written consent.

         9.2 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same Agreement.

         9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         9.4 No Third Party Beneficiaries. Except as provided in Section 6.3, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         9.5 Captions. The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         9.6 No Liability. No trustee, beneficiary or stockholder of the Company shall have any personal liability for any obligations of the Company under this Agreement.

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


         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first hereinabove written.


                                          U.S. RESTAURANT PROPERTIES, INC.
                                          By:   /s/  Fred H. Margolin
                                             ---------------------------------
                                                 Fred H. Margolin
                                                 Chairman of the Board


                                           USRP MANAGING, INC.
                                           By:  /s/ Fred H. Margolin
                                              --------------------------------
                                                 Fred H. Margolin
                                                 Chairman of the Board


                                           USRP ACQUISITION, L.P.

                                           By:  USRP Managing Inc., the General
                                                Partner


                                           By:   /s/ Fred H. Margolin
                                              --------------------------------
                                                  Fred H. Margolin
                                                  Chairman of the Board


                                           U.S. RESTAURANT PROPERTIES
                                           MASTER L.P.

                                           By:  QSV Properties, Inc.,
                                                the Managing General Partner

                                           By:  /s/ Robert J. Stetson
                                              --------------------------------
                                                 Robert J. Stetson
                                                 President and Chief Executive
                                                 Officer